UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 18, 2008

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN  46204

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code   (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                On August 18, 2008, Denise DeBartolo York and Fredrick W. Petri, members of the Board of Directors of Simon Property Group, Inc. (the “Company”), who had been elected directors by the holder of the Company’s Class C common stock, advised the Company that they have resigned from the Company’s Board of Directors effective immediately.

                The resignations followed the conversion of the Class C common stock described in this report.  Upon conversion, the holder of the Class C common stock relinquished its right to appoint two of the Company’s directors.

                The Company issued a press release on August 18, 2008 announcing the above changes in its Board of Directors.  The press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

ITEM 7.01             REGULATION FD DISCLOSURE.

                On August 17, 2008, NID Corporation (formerly the Edward J. DeBartolo Corporation) converted all 4,000 outstanding shares of the Company’s Class C common stock into an equal number of shares of the Company’s common stock.  Upon conversion, the Class C common stock was retired and cancelled and will not be reissued.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release issued on August 18, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 20, 2008

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief
Financial Officer